EXHIBIT 23.1

March 29, 2011


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K) of Innovative Product Opportunities Inc. of our audit report, dated March 24, 2011, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2010 which appears in the Annual Report.


De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
March 29, 2011



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